Exhibit 10.1

PURCHASE AND ASSET SALE AGREEMENT

THIS PURCHASE AND ASSET SALE AGREEMENT is made and entered into as of October 1, 2017 (the “Effective Date”) by and between MOBIQUITY TECHNOLOGY, INC. (“Seller”), the sole owner of ACE MARKETING & PROMOTIONS, INC. (“Company”'), and AceOK, LLC, an Oklahoma Limited Liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller owns I 00% of the issued and outstanding capital stock of Company (the “Company Stock”); and

WHEREAS, Company operates its business and owns various equipment, inventories and other assets related to the operation of the Company, including the name Ace Marketing & Promotions, Inc., its Tax ID#, marketing material, Customer and vendor list and relationships, and certain equipment including but not limited to: hardware, computers, software, FF&E, Contracts, Intangible Property, and licenses, as more specifically identified in Appendix 1 (collectively, the “Company Assets”) necessary to perform all services currently offered by Company; and

WHEREAS, Company desires to sell its entire right, title and interest in and to Company Assets and Purchaser desires to purchase Company Assets from the Company, subject to and upon the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Capitalized Terms. Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below. Such terms, as so defined, shall include in the singular, the plural, and in the plural, the singular.

“Agreement” shall mean this Purchase and Sale Agreement, together with all Schedules and Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

“Closing” shall mean the closing of the transaction contemplated by this Agreement.

“Closing Date” shall mean October 1, 2017.

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“Contracts” shall mean, collectively, all Company service contracts, equipment leases, booking agreements, warranties and guaranties, and other arrangements or agreements which relate exclusively to the ownership, repair, maintenance , management, leasing or operation of the Company.

“Effective Date” shall have the meaning given such term in the opening paragraph to this Agreement.

“FF&E” shall mean, collectively, all appliances, machinery, devices , fixtures, equipment, furniture, furnishings, partitions, signs or trade fixtures or other tangible personal property owned by Company and located at the Company and listed on Appendix 1.

“Intangible Property” shall mean all transferable intangible property owned by the Company and arising from or used in connection with the ownership, use, operation or maintenance of FF&E related to the Company, including, without limitation , any names or other marks used exclusively in connection therewith and only to the extent such Seller' s interest therein is freely assignable or transferable; provide d, however, in no event shall the "Intangible Property" include any cash on hand or any accounts related to the Company or its operation.

“Purchase Price” shall be as defined in Section 2.

“Purchaser” shall have the meaning given such term in the opening paragraph to this Agreement, together with any of its permitted successors and assigns.

“Surviving Obligations” shall mean all of the obligations and liabilities of Purchaser or Seller which expressly survive the Closing or any termination of this Agreement.

ARTICLE 2

PURCHASE AND SALE; CLOSING

2.1 Purchase and Sale. In consideration of the payment of the Purchase Price by Purchaser to Seller and for other good and valuable consideration, Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Company, all of Company's right, title and interest in and to Company Assets as detailed in Appendix 1, subject to and in accordance with the terms and conditions of this Agreement.

(i)	Purchase Price. The aggregate purchase price to be paid for the Company Assets shall be $150,000 in cash, after due consideration for the token program, Crossroads inventory and open orders.

(ii)	Use of Company Funds Prior to Closing. Company agrees to use its existing working capital to retire and pay all debt, loans, accounts payable, or any other non-listed financial obligations of Company related to the Company Assets. The Company shall post-Closing continue to undertake to use the Purchase Price and monies received on its accounts receivable to retire all outstanding accounts payable.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

3.1 Seller's Representations. To induce Purchaser to enter into this Agreement, Seller and Company represent and warrant to Purchaser as follows:

(a) Status and Authority. Seller is a publicly traded corporation duly formed, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and their charter documents to enter into and perform their obligations under this Agreement to consummate the transactions contemplated hereby and thereby.

(b) Action. Company has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of this Agreement, and/or any document to be delivered by Seller hereunder or there under, this Agreement, and such document shall constitute the valid and binding obligations and agreements of Company, enforceable against Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Company, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Company Assets pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.

(d) Litigation. There are no pending investigations, actions or proceedings which question the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto. Seller has not received any written notice regarding any pending or threatened litigation or administrative proceedings with respect to any Company Assets which could reasonably be expected to materially adversely affect the Company Assets or the Company or its right to enter into this Agreement to consummate the transactions contemplated by this Agreement. Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which Seller or the Company is or was a party which is binding upon the Company, including, without limitation, any uncorrected license deficiencies, restrictions or limitations related to the operation of the Company.

(e) Notices of Violation. Except as otherwise disclosed to Purchaser in writing, as of the Effective Date, Company has not received any written notice from any governmental authority claiming that any of the Company Assets is in material violation of any applicable law, code, rule, regulation, ordinance, license or permit (including, without limitation, any environmental law).

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3.2 Survival. The representations and warranties made in this Agreement by Seller and Company shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to such Seller's right to update such representations and warranties by written notice to Purchaser prior to the Closing Date. All representations and warranties made in this Agreement by Seller and Company shall survive the Closing for a period of one (1) year. Purchaser must notify Seller and Company of any alleged breach of any representation on or before the day preceding the first anniversary of the Closing Date, and no action or proceeding may be commenced against Seller for any breach of any representation or warranty after the day preceding the first anniversary of the Closing Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Representations of Purchaser. To induce Seller and Company to enter in this Agreement, Purchaser represents and warrants to Seller as follows:

(a) Status and Authority of Purchaser. Purchaser is a Limited Liability Company duly formed, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(b) Action of Purchaser, Etc. Purchaser has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of this Agreement and/or any document to be delivered by Purchaser hereunder or thereunder, this Agreement and such documents shall constitute the valid and binding obligations and agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d) Litigation. No investigation, action or proceeding is pending and, to Purchaser's knowledge , no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.

4.2 Survival. The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of one (1) year. Seller must notify Purchaser of any alleged breach of any representation on or before the day preceding the first anniversary of the Closing Date, and no action or proceeding may be commenced against Purchaser for any breach of any representation or warranty after the day preceding the first anniversary of the Closing Date.

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ARTICLE 5

INDEMNIFICATION AND DEFAULT

5.1 Seller's Indemnification. Seller will defend, indemnify and hold Purchaser harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of: (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant made by Seller in this Agreement; (b) any third party claim arising out of the ownership and/or operation of the Company prior to the Closing Date; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section.

5.2 Purchaser's Indemnification. Purchaser will defend, indemnify and hold Seller harmless against and in respect of any and all liability, damage, loss, cost , and expenses arising out of or otherwise in respect of: (a) any misrepresentation or breach of warranty contained in this Agreement; (b) the ownership and/or operation of the Company on and after the Closing Date; (c) any and all actions, suits, proceedings , audits, judgments, costs , and legal and other expenses incident to any of the foregoing or to the enforcement of this Section.

5.3 Default by Seller. If, on or prior to the Closing, Seller shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Company fails to perform any of the material covenants and agreements contained herein to be performed by Company, Purchaser may, as its sole and exclusive remedy at law or in equity, elect to either (a) terminate this Agreement and receive a refund of the Deposit (following which no party shall have any rights or obligations hereunder except for the Surviving Obligations) or (b) pursue a suit for specific performance.

5.4 Default by Purchaser. If, on or prior to Closing, Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it, Seller and Company, as its sole and exclusive remedy at law or in equity, may terminate this Agreement and retain the Deposit, as liquidated damages and not as a penalty. The parties agree that in the event of such a default, it would be extremely difficult or impossible to determine Seller's actual damages and that the liquidated damages amount is a reasonable estimate thereof. Following any such termination, no party shall have any rights or obligations hereunder except for the Surviving Obligations.

5.5 Limitation of Seller Liability. Seller 's and Company's aggregate liability to Purchaser under and in connection with this Agreement shall not exceed the cash consideration of the Purchase Price actually paid by Purchaser to Company hereunder.

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ARTICLE 6

MISCELLANEOUS

6.1 Single Transaction. The transaction contemplated by this Agreement is a single purchase and sale transaction with respect to all of the Company Stock. Under no circumstances shall Seller have any obligation to sell less than all of the Company Stock to Purchaser, and under no circumstances shall Purchaser have an obligation to purchase less than all of the Company Stock from Seller. Any termination of this Agreement shall operate to terminate this Agreement as to all of the Company Stock simultaneously.

6.2 Notices.

(a) Form of Notices. Any and am notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement may be given by the attorneys of the parties and shall be deemed adequately given if in writing. All such notices shall be delivered either in hand, by facsimile with written confirmation of transmission, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b) Timing of Notices. All notices shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be deljvered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day. For purposes of any notice given by facsimile, the date of receipt shall be the date of transmission (as confirmed by electronic confirmation of transmission generated by the sender's machine).

(c) Notice Addresses. All such notices shall be addressed,

If to Seller, to:	_______________________
_______________________
_______________________
_______________________
_______________________

If to Purchaser, to:	G. Perry Farmer
10810 East 45th St., Ste. #300
Tulsa, OK 74146
Facsimile No. (918) 627-6856

(d) Change of Notice Addresses. By notice given as herein provided, the parties hereto shall have the right from time to time and at any time to change their respective addresses to any other address within the United States of America effective upon receipt by the other parties of such notice.

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6.3 Waivers. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant , representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party' s right at a later time to enforce or require performance of such provision or any other provision hereof.

6.4 Amendments. This Agreement may not be amended, nor shall any waive r, change, modification, consent or discharge be affected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

6.5 Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by Purchaser without the prior written consent of Seller, except that Purchaser may assign this Agreement to one or more entities owned and/or controlled, directly or indirectly , by Purchaser upon not less than three (3) Business Days' prior notice to Seller. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons or entities.

6.6 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

6.7 Counterparts, Etc. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any such counterparts or signatures may be delivered by facsimile or e-mail (in ..pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

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6.8 Integration. This Agreement and the documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

6.9 Attorneys' Fees. Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefore and on appeal therefrom, which amounts shall be included in any judgment therein.

6.10 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.11 No Presumption Against Drafter. This Agreement has been extensively negotiated between Seller and Purchaser and none of the provisions set forth herein shall be construed narrowly against either party on the account of the fact that such party (or its attorney) drafted such provision.

6.12 Time of Essence. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

6.13 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

6.14 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Georgia.

[Remainder of page intentionally left blank; Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SELLER:

/s/ Dean Julia
Name: Dean Julia
Title: CEO
Date: 10/01/2017

COMPANY:

Ace Marketing & Promotions, Inc.
Name: Dean L. Julia
Title: Chief Executive Officer
Date:

PURCHASER:

AceOK
an Oklahoma Limited Liability Company

By: /s/ James N. Littrell
James N. Littrell
Managing Member

Lindsey Connor
an Individual

By: /s/ Lindsey Connor
Lindsey Connor

Jessica Farmer
an Individual

By: /s/ Jessica Farmer
Jessica Farmer

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APPENDIX 1

Description- Assets / FF&E

CrossRoads Inventory
CrossRoads Token Program
OrderMaster Order Entry System
ASI research software
Shelving
Image Repository
Office Furniture
Desktop Computers
Servers
Telephone system
Apple Computer
Software for Website Building
Customer List
Ace Marketing Website

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